
                                                                         NSAR ITEM 77O

                                                     VK Trust for Investment Grade Pennsylvania Municipal
                                                                      10f-3 Transactions

  UNDERWRITING #            UNDERWRITING            PURCHASED FROM    AMOUNT OF SHARES   % OF UNDERWRITING   DATE OF PURCHASE
                                                                         PURCHASED
         1         Virgin Island Public Financing     Paine Webber        2,000,000            0.670%            11/10/99


Underwriting Participants

Underwriter #1
---------------
Morgan Stanley
Roosevelt & Cross